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EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Datalink Corporation of our reports dated March 4, 1999, except as to the information contained in Note 11 for which the date is July 15, 1999 relating to the consolidated financial statements and financial statements schedule of Datalink Corporation included in its Registration Statement on Form S-1 (No. 333-55935) dated July 16, 1999 and our report dated July 20, 1998, relating to the financial statements of Direct Connect Systems, Inc., which also appear in such Registration Statement on Form S-1.

                                                /s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
December 16, 1999

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